NGÂN HÀNG NHÀ NƯỚC VIỆT NAM	CỘNG HÒA XÃ HỘI CHỦ NGHĨA VIỆT NAM **Độc lập - Tự do - Hạnh phúc**
Số: 08 /GP-NHNN	*Hà Nội, ngày 04 tháng 01 năm 2013*

GIẤY PHÉP XUẤT KHẨU VÀNG NGUYÊN LIỆU

THỐNG ĐỐC NGÂN HÀNG NHÀ NƯỚC VIỆT NAM

Căn cứ Nghị định số 24/2012/NĐ-CP ngày 03 tháng 4 năm 2012 của Chính phủ về quản lý hoạt động kinh doanh vàng;

Căn cứ Thông tư số 16/2012/TT-NHNN ngày 25/5/2012 hướng dẫn Nghị định số 24/2012/NĐ-CP ngày 03 tháng 4 năm 2012 của Chính phủ về quản lý hoạt động kinh doanh vàng;

Xét đơn đề nghị cấp phép xuất khẩu vàng nguyên liệu năm 2013 và hồ sơ kèm theo của Công ty TNHH Khai thác vàng Bồng Miêu;

QUYẾT ĐỊNH

1. Cho phép Công ty TNHH Khai thác vàng Bồng Miêu được xuất khẩu 450Kg (Bốn trăm năm mươi Kilôgram) vàng nguyên liệu hàm lượng từ 60% đến 99,99% do Công ty khai thác trong nước trong năm 2013 qua cửa khẩu sân bay quốc tế Đà Nẵng và sân bay quốc tế Tân Sơn Nhất, Thành phố Hồ Chí Minh để tinh luyện và bán tại nước ngoài.

2. Công ty TNHH Khai thác vàng Bồng Miêu chỉ được xuất khẩu đúng loại vàng do Công ty khai thác ghi tại điểm 1 công văn này và phải thực hiện đúng các quy định về quản lý xuất nhập khẩu vàng và các quy định pháp luật hiện hành khác có liên quan.

3. Giấy phép này có giá trị đến hết ngày 31/12/2013.

Nơi nhận:
- Công ty TNHH Khai thác vàng Bồng Miêu;
- Thống đốc NHNN (để b/c);
- PTĐ Lê Minh Hưng (để b/c);
- Tổng Cục Hải quan (để phối hợp);
- NHNN CN TP.Đà Nẵng (để phối hợp);
- Lưu: VP, QLNH.

TUQ. THỐNG ĐỐC
KT. VỤ TRƯỞNG VỤ QUẢN LÝ NGOẠI HỐI
PHÓ VỤ TRƯỞNG

NGÂN HÀNG NHÀ NƯỚC

Đào Xuân Tuấn

Đã cấp phiếu theo dõi trừ lùi (05 tờ = 10 trang)

CỤC HẢI QUAN TP.HỒ CHÍ MINH
T02
HQ06-0052
VIETNAM CUSTOMS
ĐỖ LÊ QUYÊN

STATE BANK OF VIETNAM	SOCIALIST REPUBLIC OF VIETNAM
Independence - Freedom – Happiness
No. 08/GP-NHNN
Ha Noi, 04 January, 2013

MATERIAL GOLD EXPORT LICENSE

THE DIRECTOR OF THE STATE BANK OF VIETNAM

Pursuant to the Decree no. 24/2013/ND-CP dated 03April 2012 of the
Government on gold trading activities;
Pursuant to the Circular no. 16/2013/TT-NHNN dated 25 May 2013 providing guidelines for the Decree no. 24/2013/ND-CP dated 03April 2012 of the
Government on gold trading activities
In response to the Application for gold export from Bong Mieu Gold Mining
Company

DECIDES

1.    To approve of the export by Bong Mieu Gold Mining Company of 450 kg
(one four hundred fifty kilograms) of material gold (from 60% to 99.99%
gold) mined by the Company in year 2013 through Danang International
Airport and Tan Son Nhat International Airport, Hochiminh city to be refined and traded overseas.

2.    Bong Mieu Gold Mining Company is only permitted to export the type of gold specified in Article 1 of this letter and is requested to conform to the regulations on gold export and import as well as other relevant stipulations.

3.    This approval shall take effect until the end of 31 December 2013.

Distribution:		For the Director of the State Bank
-	Bong Mieu Gold Mining Co.	For the Director of Foreign Exchange
-	Director of SBV (to report)	Control Department
-	Deputy Director SBV (to report)	Deputy Director
-	General Department of Customs (for coordination)
-	Vietnam State Bank – Danang Branch (for coordination)	(signed and sealed)
-	Office Filing	Dao Xuan Tuan